EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF

DOLE FOOD COMPANY, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and is filed with respect to the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 19, 2004 of Dole Food Company, Inc. (the “Issuer”). I, David H. Murdock, Chairman of the Board, President and Chief Executive Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

July 29, 2004

/s/ DAVID H. MURDOCK

David H. Murdock
Chairman, President and Chief Executive Officer